UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	333-123473 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Distiller’s Grains Marketing Agreement
     On March 2, 2006, we entered into a Distiller’s Grains Marketing Agreement with Commodity Specialist Company (“CSC”), an unrelated party. The agreement provides that CSC will market all of the distiller’s dried grains with solubles (“DDGS”) we produce at our ethanol plant, except any that we may sell to a single potential customer located near the plant. Further, the agreement confers no opportunity or obligation for CSC to market any of the wet distiller’s grains (“WDG”) produced at our plant, which we intend to sell ourselves. We will receive a price equal to 98% of the amount CSC receives from its buyers, which shall be not be less than $1.50 per ton, less CSC’s freight costs. The agreement imposes quality standards on our DDGS. The term of the agreement is one year commencing with the start-up of our ethanol plant. After the one-year period, the agreement will continue until terminated by either party.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
March 3, 2006	/s/ Tom Lynch
Date	Tom Lynch, President